Exhibit 10.4

THIS DEED OF INDEMNIFICATION (“Deed”) dated and effective as of [•] (“Effective Time”), is made by and between nVent Electric plc, a public limited company incorporated in Ireland (registered number 605257) and having its registered office at Arthur Cox Building, Ten Earlsfort Terrace, Dublin 2 DO2 T380 (the “Company”), and [•] (“Covered Person”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Covered Person will be a director and/or officer of the Company upon the Effective Time;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving as directors and/or officers of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as directors and/or officers of the Company free from undue concern that they will not be so indemnified;

WHEREAS, the constitution of the Company (the “Constitution”) permits the Company, so far as permitted by the Irish Companies Act, to indemnify any current or former member of the Company’s Board of Directors (the “Board”), current or former officer of the Company or any person who is serving or has served at the request of the Company as a member of the board of directors or as an officer of another corporation to the fullest extent permitted by law, and requires the Company under certain circumstances to advance expenses relating to the defence or settlement of indemnification matters; and Covered Person has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Constitution;

WHEREAS, the Company wishes to provide Covered Person with specific contractual assurance that the protection promised by the Constitution, as well as certain additional protections permitted by the Constitution and applicable law, will be available to Covered Person (regardless of, among other things, any amendment to or revocation of the Company’s Constitution or any change in the composition of the Company’s Board or acquisition transaction relating to the Company);

WHEREAS, this Deed is a supplement to and in furtherance of the indemnification provided in the Constitution or other governing documents of the Company and/or its subsidiaries and any resolutions adopted pursuant thereto and shall not be deemed a substitute thereafter, nor to diminish or abrogate any rights of the Covered Person;

NOW, THEREFORE, in consideration of the above premises and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions.

(a) Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b) Board: the Board of Directors of the Company.

(c) Change of Control: shall occur, with respect to the Company, if:

(i) any Person becomes a “Beneficial Owner”, as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Shares (as defined below) of the Company;

(ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board at the Effective Time, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by three-quarters of the members of the Board who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such a merger, consolidation or other transaction beneficially own, directly or indirectly, 50% or more of the Voting Shares or other ownership interests of the entity or entities, if any, that succeed to the assets or business of the Company); or

(v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Shares of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Shares of the combined company, any shares received by Affiliates of such other company in exchange for shares of such other company).

(d) Enterprise: the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Covered Person is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

(e) Exchange Act: the U.S. Securities Exchange Act of 1934, as amended.

(f) Expenses: any expense, liability, or loss, including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Deed, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 2(b)), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g) Indemnifiable Event: (i) any event or occurrence that takes place either prior to or after the execution of this Deed, related to the fact that Covered Person is or was a director, officer, secretary or employee of the Company, or while a director, officer or secretary of the Company is or was serving at the request of the Company as a director, officer, secretary, employee, trustee, agent, or fiduciary of any other Enterprise, or related to anything done or not done by Covered Person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary, or (ii) any event or occurrence that took place prior to the Effective Time, related to the fact that Covered Person was a director, officer, employee, trustee, agent, or fiduciary of a foreign or domestic corporation that was a predecessor corporation of the Company or another Enterprise at the request of such predecessor corporation, or related to anything done or not done by Covered Person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, employee, trustee, agent, or fiduciary.

(h) Independent Counsel: the person or body appointed as such in connection with Section 3.

(i) officer of the Company: officer of the Company as defined or appointed by the Board.

(j) Person: means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental authority or similar entity or organization.

(k) Proceeding: any threatened, pending, or completed investigation, inquiry, hearing, action, suit, proceeding or alternative dispute resolution mechanism (including by or in the right of the Company), whether civil, criminal, administrative or investigative.

(l) Reviewing Party: the person or body appointed as such in accordance with Section 3.

(m) Specified Change of Control: a Change of Control of the Company (other than a Change in Control approved by a majority of the Incumbent Directors).

(n) Voting Shares: with respect to any Enterprise, capital shares of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of such Enterprise.

2.	Agreement to Indemnify.

(a) General Agreement. In the event Covered Person was, is, or is threatened to be made a party to or is otherwise involved in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Covered Person from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted. For the purpose of this Deed, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent permitted by the provisions of Irish law and/or the Constitution that authorise, permit or contemplate indemnification by agreement, court action or corresponding provisions of any amendment to or replacement of such provisions; and (ii) to the fullest extent authorised or permitted by any amendments to or replacements of Irish law and/or the Constitution adopted after the date of this Deed that increase the extent to which a company may indemnify its directors, officers or secretary.

(b) Initiation of Proceeding. Notwithstanding anything in this Deed to the contrary, Covered Person shall not be entitled to indemnification pursuant to this Deed in connection with any Proceeding initiated by Covered Person against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Specified Change in Control and Independent Counsel has approved its initiation.

(c) Mandatory Indemnification. Notwithstanding any other provision of this Deed, to the fullest extent permitted by law, to the extent that Covered Person has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Covered Person shall be indemnified by the Company hereunder against all Expenses incurred in connection therewith.

(d) Expense Advances. If Covered Person is made or threatened to be made a party to a Proceeding or is otherwise involved in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, Covered Person is entitled, upon written request to the Company, to advancement of reimbursement by the Company of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the Proceeding to the fullest extent permitted by law (“Expense Advances”), upon receipt by the Company of a written affirmation by Covered Person of a good faith belief that the criteria for indemnification by the Company pursuant to this Section 2 have been satisfied and a written undertaking by Covered Person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined (by a final, non-appealable adjudication or arbitration decision to which Covered Person is a party) that the criteria for such indemnification under this Section 2 have not been satisfied. Covered Person shall not be entitled to any Expense Advance in respect of a Proceeding if in the determination of the Reviewing Party (which determination is subject to challenge by Covered Person pursuant to Section 4(b)) it previously has already been ultimately determined that Covered Person is not entitled to indemnification under this Section 2 in respect of the Indemnifiable Event that is the subject matter of the Proceeding. Covered Person’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(e) Partial Indemnification. If Covered Person is entitled under any provision of this Deed to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Covered Person for the portion thereof to which Covered Person is entitled.

(f) Prohibited Indemnification. Notwithstanding any other provision of this Deed, no indemnification pursuant to this Deed shall be paid by the Company:

(i) on account of any Proceeding in which judgment is rendered against Covered Person for an accounting of profits made from the purchase or sale by Covered Person of securities of the Company pursuant to the provision of Section 16(b) of the Exchange Act or similar provision of any federal, state, or local laws; or

(ii) if a court or governmental or administrative authority of competent jurisdiction by a final determination not subject to appeal, determines that such indemnification would be invalid under applicable law.

3. Reviewing Party; Exhaustion of Remedies. (a) Prior to any Specified Change in Control, the Reviewing Party with respect to a Proceeding shall be (i) the members of the Board who are not parties to such Proceeding, even though less than a quorum (acting by a majority vote thereof); (ii) a committee comprised entirely of members of the Board who are not parties to such Proceeding (acting by a majority vote thereof), such committee to be designated by a majority vote of the Board; (iii) if there is no such member of the Board, or if such member or members of the Board so direct, by Independent Counsel in a written opinion; or (iv) the General Meeting of Shareholders (acting by resolution of a majority of the shares represented at the General Meeting). After a Specified Change of Control, the Reviewing Party shall be Independent Counsel.

(b) With respect to all matters arising after a Specified Change in Control concerning the rights of Covered Person to indemnification and Expense Advances under this Deed, the indemnification agreement, dated as of the date hereof, between nVent Management Company (“Management Company”) and Covered Person (the “Management Company Indemnification Agreement”), or any other agreement to which the Company or any of its Affiliates is a party or under applicable law or the Constitution now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company and Management Company shall seek legal advice only from Independent Counsel selected by Covered Person and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company, Management Company or Covered Person (other than previously acting as Independent Counsel) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest (other than previously acting as Independent Counsel) in representing the Company, Management Company or Covered Person in an action to determine Covered Person’s rights under this Deed. Such Independent Counsel, among other things, shall render its written opinion to the Company, Management Company and Covered Person as to whether and to what extent Covered Person should be permitted to be indemnified under applicable law. In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction who would qualify as Independent Counsel (“Local Counsel”). The Company agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Deed or the engagement of Independent Counsel or the Local Counsel pursuant hereto.

(c) The Management Company Indemnification Agreement provides that, prior to making written demand on Management Company for indemnification pursuant to Section 4(a) of the Management Company Indemnification Agreement or making a request for Expense Advance (as defined in the Management Company Indemnification Agreement) pursuant to Section 2(d) of the Management Company Indemnification Agreement, Covered Person shall (i) seek such indemnification or Expense Advance, as applicable, under any applicable insurance policy and (ii) request that the Company consider in its discretion whether to make such indemnification or Expense Advance, as applicable. Upon any such request by Covered Person of the Company, the Company shall consider whether to make such indemnification or Expense Advance, as applicable, based on the facts and circumstances related to the request. The Company may require, as a condition to making any indemnification or Expense Advance, as applicable, that Covered Person enter into an agreement providing for such indemnification or Expense Advance, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or Expense Advance, as applicable, by Management Company under the Management Company Indemnification Agreement (including, without limitation, conditioning any Expense Advance upon delivery to the Company of an undertaking of the type described in Section 2(d) of the Management Company Indemnification Agreement).

4.	Indemnification Process and Appeal.

(a) Indemnification Payment. Covered Person shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Deed as soon as practicable after Covered Person has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Covered Person is not entitled to indemnification under applicable law.

(b) Adjudication or Arbitration. (i) If Covered Person has not received indemnification or an Expense Advance after making a demand in accordance with the terms of this Deed (a “Nonpayment”), Covered Person shall have the right to enforce its indemnification rights under this Deed by commencing litigation in a court in Ireland having subject matter jurisdiction thereof (each such court, as applicable, the “Applicable Court”) in each case seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party not challenged by Covered Person in any such litigation shall be binding on the Company, Management Company and Covered Person. The remedy provided for in this Section 4(b) shall be in addition to any other remedies available to Covered Person at law or in equity. The Company, Management Company and Covered Person hereby irrevocably and unconditionally (A) agree that any action or proceeding arising out of or in connection with this Deed shall be brought only in the Applicable Court and not in any court in the United States or in any other country, (B) consent to submit to the exclusive jurisdiction of the Applicable Court for purposes of any action or proceeding arising out of or in connection with this Deed, (C) waive any objection to the laying of venue or any such action or proceeding in the Applicable Court, and (D) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Applicable Court has been brought in an improper or inconvenient forum.

(ii) Alternatively, in the case of a Nonpayment, Covered Person, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(iii) In the event that a determination shall have been made pursuant to this Deed that Covered Person is not entitled to indemnification or an Expense Advance, any judicial proceeding or arbitration commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Covered Person shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4(b) the Company shall have the burden of proving Covered Person is not entitled to indemnification or Expense Advance, as the case maybe. If Covered Person commences a judicial proceeding or arbitration pursuant to this Section 4(b), Covered Person shall not be required to reimburse the Company for any advances pursuant to Section 2(d) until a final determination is made with respect to Covered Person’s entitlement to an Expense Advance (as to which all rights of appeal have been exhausted or lapsed).

(iv) In the event that Covered Person, pursuant to this Section 4(b), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Deed, if Covered Person prevails in whole or in part in such action, Covered Person shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Covered Person in so enforcing his or her rights under, or so recovering damages for breach of, this Deed, in such judicial adjudication or arbitration.

(c) Defence to Indemnification, Burden of Proof, and Presumptions.

(i) It shall be a defence to any action brought by Covered Person against the Company to enforce this Deed that it is not permissible under applicable law for the Company to indemnify Covered Person for the amount claimed; provided that the Company may not assert this defence in an action brought by Covered Person to enforce a claim for Expense Advance in respect of a Proceeding unless it previously has already been ultimately determined (by a final, non-appealable adjudication or arbitration decision to which Covered Person is a party) that Covered Person is not entitled to indemnification under Section 2 in respect of the Indemnifiable Event that is the subject matter of the Proceeding.

(ii) In connection with any action or any determination by the Reviewing Party or otherwise as to whether Covered Person is entitled to be indemnified hereunder, the burden of proving such a defence or determination shall be on the Company.

(iii) Neither the failure of the Reviewing Party or the Company (including its Board, Independent Counsel, or its shareholders) to have made a determination prior to the commencement of such action by Covered Person that indemnification of Covered Person is proper under the circumstances because Covered Person has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, Independent Counsel, or its shareholders) that Covered Person had not met such applicable standard of conduct, shall be a defence to the action or create a presumption that Covered Person has not met the applicable standard of conduct.

(iv) For purposes of this Deed, to the fullest extent permitted by law, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Covered Person did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(v) For purposes of any determination of good faith in relation to this Deed, Covered Person shall be deemed to have acted in good faith if Covered Person’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Covered Person by the management of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Covered Person may be deemed or found to have met the applicable standard of conduct set forth in applicable law.

(vi) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Covered Person for purposes of determining any right to indemnification under this Deed.

(vii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Deed that the procedures or presumptions of this Deed are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that the Company is bound by all the provisions of this Deed.

5. Indemnification for Expenses Incurred in Enforcing Rights. In addition to Covered Person’s rights under Section 4(b)(iv), the Company shall indemnify Covered Person against any and all Expenses that are incurred by Covered Person in connection with any action brought by Covered Person:

(a) for indemnification or advance payment of Expenses under any agreement to which the Company or any of its Affiliates is a party (other than this Deed) or under applicable law, the Constitution now or hereafter in effect relating to indemnification or advance payment of Expenses for Indemnifiable Events (it being specified, for the avoidance of doubt, that this clause (a) shall not be deemed to provide Covered Person with a right to the indemnification or advance payment of Expenses being sought in such action); and/or

(b) for obtaining recovery under directors’ and officers’ liability insurance policies maintained by the Company,

but only in the event that Covered Person ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Covered Person, provide Expense Advances to Covered Person, subject to and in accordance with Section 2(d), in respect of any such action.

6.	Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Covered Person of notice of the commencement of any Proceeding, Covered Person shall, if a claim in respect thereof is to be made against the Company under this Deed, notify the Company and Management Company of the commencement thereof; but the omission so to notify the Company and Management Company will not relieve the Company from any liability that it may have to Covered Person, except as provided in Section 6(c).

(b) Defence. With respect to any Proceeding as to which Covered Person notifies the Company and Management Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defence thereof with counsel reasonably satisfactory to Covered Person. After notice from the Company to Covered Person of its election to assume the defence of any Proceeding, the Company shall not be liable to Covered Person under this Deed or otherwise for any Expenses subsequently incurred by Covered Person in connection with the defence of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Covered Person shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defence shall be at Covered Person’s expense unless: (i) the employment of legal counsel by Covered Person has been authorized by the Company, (ii) Covered Person has reasonably determined that there may be a conflict of interest between Covered Person and the Company in the defence of the Proceeding,

(iii) after a Specified Change in Control, the employment of counsel by Covered Person has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defence of such Proceeding, in each of which cases all Expense of legal counsel of Covered Person in respect of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defence of any Proceeding brought by or on behalf of the Company or as to which Covered Person shall have employed legal counsel as provided for in (ii), (iii) and (iv) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Covered Person under this Deed or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Specified Change in Control has occurred, the Company shall be liable for indemnification of Covered Person for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Covered Person without Covered Person’s written consent. The Company shall not be liable to indemnify Covered Person under this Deed with regard to any judicial award to the extent the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defence of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Deed.

7. Establishment of Trust. In the event of a Specified Change in Control, the Company shall, upon written request by Covered Person, create a trust for the benefit of Covered Person (the “Trust”) and from time to time upon written request of Covered Person shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of Covered Person, (ii) the Trustee (as defined below) shall advance, within five business days of a request by Covered Person, any and all Expenses to Covered Person (and Covered Person hereby agrees to reimburse the Trust under the same circumstances for which Covered Person would be required to reimburse the Company under Section 2(d) of this Deed), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to Covered Person all amounts for which Covered Person shall be entitled to indemnification pursuant to this Deed or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Covered Person has been fully indemnified under the terms of this Deed. The trustee of the Trust (the “Trustee”) shall be chosen by Covered Person. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Deed. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorney’s fees), claims, liabilities, loss, and damages arising out of or relating to this Deed or the establishment and maintenance of the Trust.

8. Non-Exclusivity. It being the policy of the Company that indemnification of Covered Person shall be made to the fullest extent permitted by law, the indemnification provided by this Deed shall not be deemed exclusive (a) of any other rights that Covered Person may be entitled, including pursuant to the Constitution, any separate agreement, including the Management Company Indemnification Agreement, applicable law, any insurance purchased by the Company, vote of shareholders or disinterested members of the Board, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another Enterprise which he or she is serving or has served at the request of the Company. The indemnification provided by this Deed shall continue as to Covered Person after he or she has ceased to be a member of the Board or officer of the Company and shall inure to the benefit of his or her heirs, executors, and administrators.

To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Constitution, the Management Company Indemnification Agreement, applicable law or this Deed, it is the intent of the parties that Covered Person enjoy by this Deed the greater benefits so afforded by such change.

9. Liability Insurance. The Company may procure insurance on behalf of Covered Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Deed, the Constitution and/or applicable law. The insurance premiums shall be charged to and paid by the Company or its subsidiaries.

To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Covered Person shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10. Exclusions. In addition to and notwithstanding any other provision of this Deed to the contrary, the Company shall not be obligated under this Deed to make any payment pursuant to this Deed for which payment is expressly prohibited by law (including, with respect to any director or secretary of the Company, in respect of any liability expressly prohibited from being indemnified pursuant to section 235 of the Irish Companies Act 2014 (including any successor provisions) but (i) in no way limiting any rights under sections 233 and 234 of the Irish Companies Act 2014 (including any successor provisions), and (ii) to the extent any such limitations or prescriptions are amended or determined by a court of a competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Covered Person shall receive the greatest rights then available under law.

11. Continuation of Contractual Indemnity or Period of Limitations. All agreements and obligations of the Company contained herein shall continue for so long as Covered Person shall be subject to, or involved in, any Proceeding for which indemnification is provided pursuant to this Deed.

12. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Deed is unavailable to Covered Person for any reason whatsoever, the Company, in lieu of indemnifying Covered Person, shall contribute to the amount incurred by Covered Person, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Deed, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Covered Person as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Covered Person in connection with such event(s) and/or transaction(s).

13. Amendment of this Deed. No supplement, modification, or amendment of this Deed shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Deed shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except, as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

14. Subrogation. In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Covered Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15. No Duplication of Payments. The Company shall not be liable under this Deed to make any payment in connection with any claim made against Covered Person to the extent Covered Person has otherwise received payment (under any insurance policy, the Constitution, the Management Company Indemnification Agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

16. Obligations of the Company. In the event a Proceeding results in a judgment in Covered Person’s favor or otherwise is disposed of in a manner that allows the Company to indemnify Covered Person in connection with such Proceeding under the Constitution as then in effect, the Company will provide such indemnification to Covered Person and will reimburse Management Company for any indemnification or Expense Advance previously made by Management Company in connection with such Proceeding.

17. Assignability; Binding Effect. This Deed is not assignable by either the Company or Covered Person without the prior written consent of the other and any attempt to assign this Deed without such consent shall be void and of no effect. This Deed shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives; provided, however, that Management Company shall be a beneficiary of, and have the right to enforce, Section 16 hereof. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Covered Person, expressly to assume and agree to perform this Deed in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Deed shall continue as to Covered Person for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

18. Severability. Any term or provision of this Deed which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Deed in any other jurisdiction. If any provision of this Deed is so broad as to be unenforceable, such provision shall be interpreted to be only so broadly as is enforceable.

19. Governing Law. This Deed shall be governed by and construed in accordance with the laws of Ireland without giving effect to any choice or conflict of law or rules.

20. Counterparts. This Deed may be executed in multiple counterparts (any one of which need not contain the signatures of both the Company and Covered Person), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Deed, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of either the Company or Covered Person, the other party shall re-execute original forms thereof and deliver them to the requesting party. Neither the Company nor Covered Person shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defence to the formation of an agreement and both the Company and Covered Person forever waive any such defence.

21. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

nVent Electric plc

Arthur Cox Building

Earlsfort Centre

Earsfort Terrace

Dublin 2

Ireland

Attention: Secretary

and

nVent Management Company

1665 Utica Avenue

St. Louis Park, Minnesota 55416

Attention: General Counsel

And to Covered Person at the address set forth below their signature on the signature page to this Agreement.

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the day of actual receipt.

22. Interpretation. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” shall be construed to have the same meaning and effect as the inclusive term “and/or”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein) and (ii) the headings contained in this Deed are for reference purposes only and shall not affect in any way the meaning or interpretation of this Deed.

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IN WITNESS WHEREOF, the parties hereto have caused this Deed to be executed as of the day and year first above written.

GIVEN under the Common Seal of
NVENT ELECTRIC PLC
and delivered as a Deed	Secretary

SIGNED and DELIVERED as a DEED
by [•]
in the presence of:	Signature

Covered Person Address:

Witness (Signature)
Witness (Print Name)
Witness Address:

[Signature page to Deed of Indemnification]